Exhibit 99.2

ROUNDY’S, INC.

CORPORATE GOVERNANCE GUIDELINES

March 12, 2015

The following Corporate Governance Guidelines (“Guidelines”) have been adopted by the Board of Directors (the “Board”) of Roundy’s, Inc. (the “Company”) to assist the Board in the exercise of its responsibilities to the Company and its stockholders. These Guidelines should be interpreted in the context of all applicable laws and the Company’s certificate of incorporation (the “Certificate of Incorporation”), bylaws (the “Bylaws”) and other corporate governance documents, and are intended to serve as a flexible framework within which the Board may conduct its business and not as a set of legally binding obligations. These Guidelines are subject to modification by the Board, and the Board shall be able, in the exercise of its discretion, to deviate from these Guidelines from time to time, as the Board may deem appropriate or as required by applicable laws and regulations.

I.	Director Qualifications

The Board will have a majority of directors who meet the criteria for independence of the New York Stock Exchange; provided however that the Company may avail itself of any exemption or grace period from such requirement available to it under the rules of the New York Stock Exchange, including the “controlled company” exemption. In order for a director to qualify as independent, the Board must affirmatively determine that such director is independent, and disclose that determination, to the extent required. The Nominating and Corporate Governance Committee is responsible for developing the criteria for, and reviewing periodically with the Board, the requisite skills and characteristics of new Board members, as well as the composition of the Board as a whole. These criteria will include members’ independence, as well as consideration of diversity, age, skills, and experience in the context of the needs of the Board. The Nominating and Corporate Governance Committee also will consider a combination of factors for each nominee, including (a) the nominee’s ability to represent all stockholders without a conflict of interest; (b) the nominee’s ability to work in and promote a productive environment; (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director; (d) whether the nominee has demonstrated the high level of character and integrity expected by the Company; (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company; and (f) the nominee’s ability to apply sound and independent business judgment. Nominees for directorship will be recommended to the Board for approval by the Nominating and Corporate Governance Committee in accordance with these criteria and the policies, principles and requirements in its charter. The invitation to join the Board should be extended on behalf of the Board by the Lead Director (as defined below), the Chairman of the Board or such other director designated by the Board.

The size of the Board is set from time to time (consistent with the Bylaws and Certificate of Incorporation). The Board prefers approximately six to nine members, but is willing to expand the Board in order to add an outstanding candidate or to prepare for departures of directors.

It is the sense of the Board that individual directors who change the principal responsibility or occupation they held when they were elected to the Board should volunteer to resign from the Board. It is not the sense of the Board that in every instance the directors who retire from, or change, such responsibility or occupation should necessarily leave the Board. There should, however, be an opportunity for the Board, through the Nominating and Corporate Governance Committee, to review the continued appropriateness of Board membership under the circumstances. To be clear, any officer of the Company who is a director shall volunteer to resign from the Board when such individual ceases to be employed by the Company.

Directors should not serve on more than four other boards of public companies in addition to the Company’s Board. Directors are expected to advise the Chairman of the Board and the Lead Director in advance of accepting an invitation to serve on another public company board or assignment to any other public company’s audit or compensation committee. No director may be nominated to a new term if he or she would be age seventy-two or older at the time of the election, unless such director is also the chief executive officer of the company. No director shall serve as a director, officer or employee of a competitor of the Company.

The Board does not believe it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they have the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. In order to assure the appropriate balance between members with new and different perspectives and those with a deep understanding of the Company built up over many years, the Nominating and Corporate Governance Committee will review a director’s continuation on the Board each time such director’s term of office expires. This will also allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the Board.

II.	Director Responsibilities

The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its stockholders. In discharging that obligation, directors are entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors. The directors shall also be entitled to have the Company purchase reasonable directors’ and officers’ liability insurance on their behalf, to the benefits of indemnification to the fullest extent permitted by law and the Company’s Certificate of Incorporation, Bylaws and any indemnification agreements, and to exculpation as provided by state law and the Company’s Certificate of Incorporation and Bylaws.

Directors are expected to attend the annual meeting of stockholders and all or substantially all of the Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting and shall preserve the confidentiality of confidential material given or presented to directors. Directors are also expected to comply with stock ownership guidelines, as they may be in effect from time to time.

The offices of Chairman of the Board and Chief Executive Officer may be at times combined and at times separated. The Board has discretion in combining or separating the positions as it deems appropriate in light of prevailing circumstances. The Board of Directors believes that the combination or separation of these offices should continue to be considered as part of the succession planning process.

The Board believes that it would be beneficial to the Company to designate one of the directors as a lead director (the “Lead Director”), whose duties shall be more fully described in these Guidelines. The Lead Director shall be elected by a majority of the non-employee/independent Directors of the Board for renewable two (2) year terms and until such earlier time as she or he ceases to be a Director, resigns as Lead Director, or is replaced as Lead Director by a majority of the non-employee/independent Directors.

The Chairman of the Board will establish the agenda for each Board meeting, which shall be approved by the Lead Director. At the beginning of the year, the Chairman of the Board will establish a schedule of agenda subjects to be discussed during the year (to the degree this can be foreseen), with the agendas also being subject to approval by the Lead Director. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Company’s long-term strategic plans and the principal issues that the Company will face in the future during at least one Board and/or committee meeting each year.

The Lead Director shall review and approve meeting schedules to assure that there is sufficient time for discussion of all agenda items and shall approve all information sent to the Board. If the Lead Director is not present at any meeting of the Board, a majority of the non-employee/independent Directors present shall select a Director to act as Lead Director for the purpose and duration of such meeting. The Lead Director shall also serve as liaison between the Chairman of the Board/Chief Executive Officer and the non-management directors.

The non-management directors will have the opportunity to meet in executive session as often as they deem appropriate, but it is the sense of the Board that the non-management directors shall meet in executive session at least annually. In addition, the Lead Director may call an executive session of non-management directors at any time, consistent with the Bylaws and Certificate of Incorporation. The Lead Director shall preside at these meetings and at all other meetings of the Board of Directors at which the Chairman of the Board is not present and his or her name will be disclosed in the annual proxy statement. In order that interested parties may be able to make their concerns known to the non-management directors, the Company shall disclose a method for such parties to communicate directly with the Lead Director. The Lead Director will ensure availability for consultation and direct communication with the shareowners as appropriate.

The Lead Director shall recommend to the Board the retention of advisors and consultants who report directly to the Board on Board-wide issues.

The Board believes that the management speaks for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company, however, it is expected that Board members would do this with the knowledge of management and, absent unusual circumstances or as contemplated by the committee charters, only at the request of management.

III.	Board Committees

The Board will have at all times an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. All of the members of these committees will be independent directors under the criteria established by the New York Stock Exchange and all members of the Audit Committee will be independent under the Securities Exchange Act of 1934; provided however, that the Company may avail itself of any exemption or grace period from such requirements available to it under the rules of the New York Stock Exchange, including the “controlled company” exemption, and the Securities Exchange Act of 1934. In order for a director to qualify as independent, the Board must affirmatively determine that such director is independent, and disclose that determination, to the extent required. Committee members will be appointed by the Board upon recommendation of the Nominating and Corporate Governance Committee, which shall consider the expertise of individual directors among other matters. It is the sense of the Board that consideration should be given to rotating committee members periodically and rotating Committee Chairs every five years or so, but the Board does not feel that rotation should be mandated as a policy.

Each committee will have its own charter. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters will also provide that each committee will annually evaluate its performance.

The Chair of each committee, in consultation with the committee members will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chair of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year each committee will establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all directors.

The Board and each committee have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance, and the Company shall bear all fees and expenses associated with any such retention. The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

IV.	Director Access to Officers and Employees

Directors have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the Chief Executive Officer or the Secretary or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent not inappropriate, copy the Chief Executive Officer on any written communications between a director and an officer or employee of the Company.

The Board welcomes regular attendance at each Board meeting of senior officers of the Company. If the Chief Executive Officer wishes to have additional Company personnel attend on a regular basis, this suggestion should be brought to the Board for approval.

V.	Director Compensation; Charitable Contributions

The form and amount of director compensation will be determined by the Compensation Committee in accordance with its charter, which will conduct an annual review of director compensation. Director compensation shall be in an amount which is competitive with the market and is geared towards attracting and retaining highly-qualified, independent professionals to represent the Company’s stockholders. The Nominating and Corporate Governance Committee will consider a director’s compensation when determining such director’s independence.

The Company will make charitable contributions in line with established priorities and practices, and the recipients of these charitable contributions may include organizations affiliated with directors. However, the Company will not make charitable contributions at the request (or on behalf) of any independent director.

VI.	Shareholder Access to the Board

1.	Communications with Non-Management Directors

Any interested parties who have concerns that they wish to make known to the Company’s non-management directors, should send any such communication to the Chairman of the Audit Committee in care of the Company’s registered office at 875 East Wisconsin Avenue, Milwaukee, Wisconsin 53202 (P.O. Box 473 (MS-2040), Milwaukee, WI 53201-0473). All such shareholder communications shall be reviewed by the Chairman of the Audit Committee and discussed with the committee, which will determine an appropriate response or course of action.

2.	Shareholder Recommendations for Board Candidates

Shareholders wishing to recommend candidates to be nominated for election to the Company’s Board by shareholders at the general meeting of shareholders may do so by sending to the attention of the Chairman of the Nominating and Corporate Governance Committee at the above address the following: The business experience and other significant accomplishments, an acknowledgement from the candidate that he or she would, if elected, be willing to serve on the Board, a statement by the shareholder outlining the reasons why this candidate’s skills, experience and background would make a valuable contribution to the Board and a minimum of two references who have either worked with the candidate, served on a board of directors or board of trustees with the candidate, or can otherwise provide relevant perspective on the candidate’s capabilities as a potential Board member.

The deadline by which such recommendations must be received by the Chairman of the Nominating and Corporate Governance Committee will be published in the Company’s annual proxy statement each year. Shareholder recommendations provided to the Chairman of the Nominating and Corporate Governance Committee within this timeframe will be reviewed using the nominating process outlined in the Nominating and Corporate Governance Committee charter.

VII.	Director Orientation and Continuing Education

New directors may and are encouraged to participate in an orientation program that includes discussions with senior management, visits to Company facilities, and the provision of information regarding the business, plans, organization, financial statements, risk management issues and key policies and procedures of the Company. Each Board member should maintain the necessary level of qualifications to perform the responsibilities of a director and member of any committee of which such person is a member. The Company may offer continuing education programs to assist the directors in maintaining their qualifications. The Board expects that the Company will provide at least one continuing education presentation per year. The Secretary shall be responsible for coordinating the education programs for directors and for keeping the Board abreast of corporate governance developments.

VIII.	Chief Executive Officer Evaluation and Management Succession

The Compensation Committee shall review and approve corporate goals and objectives relevant to Chief Executive Officer compensation and shall evaluate the Chief Executive Officer’s performance in light of these goals and objectives. The Compensation Committee shall determine the Chief Executive Officer’s compensation level or changes to such level based on the evaluation of the Chief Executive Officer’s performance and any other factors the Compensation Committee deems relevant. The Compensation Committee shall make a report to the Board on succession planning at least once annually. The entire Board will work with the Compensation Committee to evaluate potential successors to the Chief Executive Officer. The Chief Executive Officer should make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

IX.	Annual Performance Evaluation

The Nominating and Corporate Governance Committee shall administer annual performance evaluations of the Board and its committees, including a review of the Nominating and Corporate Governance Committee, and present its evaluations to the Board for further review and evaluation by the Board. The assessment will focus on the Board’s and the committees’ contributions to the Company and specifically focus on areas in which the Board or management believes that the Board could improve.

X.	Amendments, Modifications and Waivers

These Guidelines, and the charters of the Board committees, may be amended, modified or waived by the Board and waivers and amendments of these Guidelines may also be made by the Nominating and Corporate Governance Committee, subject in each case to timely compliance with all applicable disclosure requirements.